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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           SunGard Data Systems Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 51-0267091
------------------------------------      --------------------------------------
     (State of Incorporation or                        (I.R.S. Employer
       Organization)                              Identification No.)

     1285 Drummers Lane, Wayne,
          Pennsylvania                                     19087
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   (Address of Principal Executive                       (Zip Code)
           Offices)

     If this form relates to the                  If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective
to General Instruction A. (c), please     pursuant to General Instruction A.(d),
check the following box. [x]              please check the following box  [ ]

     Securities Act registration statement file number to which this form relates:
                                                         -----------------------
                                                             (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Names of Each Exchange on
        Title of Each Class                                   Which
     to be so Registered                         Each Class is to be Registered
-------------------------------------      -------------------------------------

      Preferred Share Purchase Rights              New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Share Purchase Rights
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                               (Title of Class)

                                       1.
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Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Preferred Shares Purchase Rights to be registered hereunder is contained in Item 5 of the Registrant's Form 8-K Current Report filed with the Securities and Exchange Commission on July 21, 2000, and is incorporated herein by reference.

Item 2.  Exhibits.

         Exhibit
         Number          Description

1.1*                     Specimen Right Certificate.

2.1* Rights Agreement, dated as of July 18, 2000 between the Registrant and Wells Fargo Bank Minnesota, N.A.

_____________________
* Filed as an exhibit to the Registrant's Form 8-K Current Report on July 21, 2000 and incorporated herein reference.

                                       2.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SunGard Data Systems Inc.



Date:  July 21, 2000              By:  /s/ Cristobal Conde
                                       -----------------------------------------
                                           Cristobal Conde
                                           President and Chief Operating Officer

                                       3.